Exhibit 99.1

AeroVironment, Inc. Announces Second Quarter Results and Resets Guidance for Fiscal 2022

ARLINGTON, VA, December 7, 2021 — AeroVironment, Inc. (NASDAQ: AVAV), a global leader in intelligent, multi-domain robotic systems, today reported financial results for its fiscal second quarter ended October 30, 2021.

“While we achieved second quarter and first half results in line with our expectations, headwinds to our business have intensified in recent months, requiring us to reduce our full year outlook,” said Wahid Nawabi, AeroVironment president and chief executive officer. “The negative impact from supply chain delays, extended procurement cycles due to the global COVID-19 pandemic, slower decision making in Washington tied to Continuing Resolution related budget uncertainties and staffing shortages have prevented us from realizing the growth and bottom line results expected at the start of this fiscal year. We are diligently working to manage expenses and other challenges in light of our revised outlook but are realistic regarding the lack of visibility within this ongoing environment.

“Nevertheless, we made progress during the quarter and are executing on a strategy to deliver long-term improvement in our operating performance. We have begun to demonstrate synergies within our three recently acquired businesses, exemplified by the recent integration of Switchblade 300 with the Jump 20 Medium Unmanned Air System. At the same time, our impressive team continues to deliver on new product development, including the launch of the i45 N Mantis gimbal, providing superior intelligence, surveillance and reconnaissance (“ISR”) for night-time operations. Furthermore, we saw traction across other growth initiatives within our Tactical Missile Systems segment by securing new orders for our Switchblade 600 and demonstrating sensor-to-shooter operations with NATO.

“Despite current market headwinds, we remain well positioned to deliver long term shareholder value through our focus on winning new business leveraging our innovative capabilities and industry-leading technology. While resetting our expectations for 2022, we are taking all steps available to mitigate these challenges going forward, ensuring the company remains on track for a fifth consecutive year of top-line growth and a path to higher investor returns.”

FISCAL 2022 SECOND QUARTER RESULTS

Revenue for the second quarter of fiscal 2022 was $122.0 million, an increase of 32% from the second quarter of fiscal 2021 revenue of $92.7 million. The increase in revenue reflects an increase in service revenue of $23.9 million and product sales of $5.5 million. The increase in revenue was primarily due to revenue from the Medium Unmanned Aircraft Systems (“MUAS”) segment of $26.5 million and the Unmanned Ground Vehicles product line of $6.5 million, as a result of our acquisitions of Arcturus UAV and Telerob GmbH in February and May 2021, respectively. These increases were partially offset by a decrease in revenue in the Small Unmanned Aircraft Systems (“Small UAS”) segment of $3.4 million and in the other businesses of $1.1 million.

Gross margin for the second quarter of fiscal 2022 was $42.5 million, an increase of 4% from the second quarter of fiscal 2021 gross margin of $40.9 million. The increase in gross margin reflects higher service margin of $0.9 million and product margin of $0.7 million. As a percentage of revenue, gross margin decreased to 35% from 44%. Gross margin was impacted by $5.5 million of intangible amortization expense and other related non-cash purchase accounting expenses in the second quarter of fiscal 2022 as compared to $0.7 million in the second quarter of fiscal 2021. With the acquisitions of Arcturus and the Intelligent Systems Group of Progeny Systems Corp. (“ISG”), we experienced a higher proportion of service revenue, which generally has lower gross margins than do product sales.

Income from operations for the second quarter of fiscal 2022 was $3.3 million, a decrease of $10.6 million from the second quarter of fiscal 2021 income from operations of $13.9 million. The decrease in income from operations was primarily the result of an increase in selling, general and administrative (“SG&A”) expense of $9.8 million and an increase in research and development (“R&D”) expense of $2.3 million, partially offset by an increase in gross margin of $1.6 million. SG&A expense included acquisition-related expenses and intangible amortization expense of $5.7 million in the second quarter of fiscal 2022 as compared to $0.4 million in the second quarter of fiscal 2021. SG&A expense in the current quarter also included additional headcount and support costs associated with the acquisitions of Arcturus UAV, ISG and Telerob.

Other expense, net, for the second quarter of fiscal 2022 was $11.4 million, as compared to other income, net of $0.2 million for the second quarter of fiscal 2021. The increase in other expense, net was primarily due to an additional legal accrual of $10.0 million for the expected settlement of all claims from the buyers of our former EES business and higher interest expense of $1.4 million resulting from the term debt issued concurrent with the acquisition of Arcturus UAV.

Benefit from income taxes for the second quarter of fiscal 2022 was $9.5 million, as compared to a provision for income taxes of $2.5 million for the second quarter of fiscal 2021. The increase in benefit from income taxes was primarily due to the decrease in income before income taxes and an increase in certain federal income tax credits.

Equity method investment income, net of tax, for the second quarter of fiscal 2022 was $1.1 million, as compared to equity method investment loss, net of tax, of $9.5 million for the second quarter of fiscal 2021. The increase in equity method investment income was due to an increase in our limited partnership investment. Equity method investment loss, net of tax, for the second quarter of fiscal 2021 included a loss of $8.4 million for our proportionate share of the HAPSMobile Inc. joint venture’s impairment of its investment in Loon LLC.

Net income attributable to AeroVironment for the second quarter of fiscal 2022 was $2.5 million, or $0.10 per diluted share, as compared to $2.1 million, or $0.09 per diluted share, for the second quarter of fiscal 2021.

Non-GAAP earnings per diluted share was $0.78 for the second quarter of fiscal 2022, as compared to $0.48 for the second quarter of fiscal 2021.

BACKLOG

As of October 30, 2021, funded backlog (remaining performance obligations under firm orders for which funding is currently appropriated to us under a customer contract) was $252.0 million, as compared to $211.8 million as of April 30, 2021.

FISCAL 2022 — REVISED OUTLOOK FOR THE FULL YEAR

Based on negative impact from supply chain delays, extended procurement cycles, slower decision making in Washington and staffing shortages, the Company has reduced its full year fiscal 2022 expectations and now expects revenue of between $440 million and $460 million, net loss of between $12 million and $8 million, Non-GAAP adjusted EBITDA of between $59 million and $65 million, loss per diluted share of between $(0.47) and $(0.33) and non-GAAP earnings per diluted share, which excludes litigation settlement expenses, acquisition-related expenses and amortization of intangible assets, of between $1.23 and $1.37.

The foregoing estimates are forward-looking and reflect management's view of current and future market conditions, subject to certain risks and uncertainties, and including certain assumptions with respect to our ability to efficiently and on a timely basis integrate our acquisitions, obtain and retain government contracts, changes in the timing and/or amount of government spending, changes in the demand for our products and services, activities of competitors, changes in the regulatory environment, and general economic and business conditions in the United States and elsewhere in the world. Investors are reminded that actual results may differ materially from these estimates.

CONFERENCE CALL AND PRESENTATION

In conjunction with this release, AeroVironment, Inc. will host a conference call today, Tuesday, December 7, 2021, at 4:30 pm Eastern Time that will be webcast live. Wahid Nawabi, president and chief executive officer, Kevin P. McDonnell, chief financial officer and Jonah Teeter-Balin, senior director corporate development and investor relations, will host the call.

Investors may dial into the call by using the following telephone numbers, (877) 561-2749 (U.S.) or (678) 809-1029 (international) and providing the conference ID 3093207 five to ten minutes prior to the start time to allow for registration.

Investors with Internet access may listen to the live audio webcast via the Investor Relations page of the AeroVironment, Inc. website, http://investor.avinc.com. Please allow 15 minutes prior to the call to download and install any necessary audio software.

A supplementary investor presentation for the second quarter fiscal 2022 can be accessed at https://investor.avinc.com/events-and-presentations.

Audio Replay

An audio replay of the event will be archived on the Investor Relations section of the Company's website at http://investor.avinc.com.

ABOUT AEROVIRONMENT, INC.

AeroVironment (NASDAQ: AVAV) provides technology solutions at the intersection of robotics, sensors, software analytics and connectivity that deliver more actionable intelligence so you can Proceed with Certainty. Headquartered in Virginia, AeroVironment is a global leader in intelligent, multi-domain robotic systems, and serves defense, government and commercial customers. For more information, visit www.avinc.com.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements.

Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the impact of our recent acquisitions of Arcturus UAV, Telerob and ISG and our ability to successfully integrate them into our operations; the risk that disruptions will occur from the transactions that will harm our business; any disruptions or threatened disruptions to our relationships with our distributors, suppliers, customers and employees, including shortages in components for our products; the ability to timely and sufficiently integrate international operations into our ongoing business and compliance programs; reliance on sales to the U.S. government and related to our development of HAPS UAS; availability of U.S. government funding for defense procurement and R&D programs; changes in the timing and/or amount of government spending; our ability to perform under existing contracts and obtain new contracts; risks related to our international business, including compliance with export control laws; potential need for changes in our long-term strategy in response to future developments; the extensive regulatory requirements governing our contracts with the U.S. government and international customers; the consequences to our financial position, business and reputation that could result from failing to comply with such regulatory requirements; unexpected technical and marketing difficulties inherent in major research and product development efforts; the impact of potential security and cyber threats; changes in the supply and/or demand and/or prices for our products and services; the activities of competitors and increased competition; failure of the markets in which we operate to grow; uncertainty in the customer adoption rate of commercial use unmanned aircraft systems; failure to remain a market innovator, to create new market opportunities or to expand into new markets; changes in significant operating expenses, including components and raw materials; failure to develop new products or integrate new technology into current products; risk of litigation, including but not limited to pending litigation arising from the sale of our EES business; product liability, infringement and other claims; changes in the regulatory environment; the impact of the outbreak related to the strain of coronavirus known as COVID-19 on our business; our ability to comply with the covenants in our loan documents; our ability to attract and retain skilled employees; and general economic and business conditions in the United States and elsewhere in the world. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

NON-GAAP MEASURES

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains non-GAAP financial measures. See in the financial tables below the calculation of these measures, the reasons why we believe these measures provide useful information to investors, and a reconciliation of these measures to the most directly comparable GAAP measures.

– Financial Tables Follow –

AeroVironment, Inc.

Consolidated Statements of Operations (Unaudited)

(In thousands except share and per share data)

	Three Months Ended		Six Months Ended
	October 30,	October 31,	October 30,	October 31,
	2021	2020	2021	2020
Revenue:
Product sales	$70,998	$65,528	$124,114	$123,885
Contract services	51,010	27,137	98,903	56,230
	122,008	92,665	223,017	180,115
Cost of sales:
Product sales	38,937	34,209	71,527	66,293
Contract services	40,616	17,605	80,312	37,560
	79,553	51,814	151,839	103,853
Gross margin:
Product sales	32,061	31,319	52,587	57,592
Contract services	10,394	9,532	18,591	18,670
	42,455	40,851	71,178	76,262
Selling, general and administrative	24,819	14,977	51,947	26,988
Research and development	14,297	11,976	28,005	23,079
Income (loss) from operations	3,339	13,898	(8,774)	26,195
Other (loss) income:
Interest (expense) income, net	(1,379)	115	(2,654)	323
Other (expense) income, net	(10,048)	72	(10,394)	105
(Loss) income before income taxes	(8,088)	14,085	(21,822)	26,623
(Benefit from) provision for income taxes	(9,511)	2,491	(10,468)	3,698
Equity method investment income (loss), net of tax	1,133	(9,522)	(8)	(10,810)
Net income (loss)	2,556	2,072	(11,362)	12,115
Net (income) loss attributable to noncontrolling interest	(31)	22	(94)	59
Net income (loss) attributable to AeroVironment, Inc.	$2,525	$2,094	$(11,456)	$12,174
Net income (loss) per share attributable to AeroVironment, Inc.
Basic	$0.10	$0.09	$(0.47)	$0.51
Diluted	$0.10	$0.09	$(0.47)	$0.50
Weighted-average shares outstanding:
Basic	24,641,614	23,936,950	24,630,838	23,914,737
Diluted	24,885,870	24,196,912	24,630,838	24,190,316

AeroVironment, Inc.

Consolidated Balance Sheets

(In thousands except share data)

	October 30,	April 30,
	2021	2021
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$104,770	$148,741
Short-term investments	6,311	31,971
Accounts receivable, net of allowance for doubtful accounts of $566 at October 30, 2021 and $595 at April 30, 2021	26,552	62,647
Unbilled receivables and retentions	119,031	71,632
Inventories	81,944	71,646
Income taxes receivable	11,708	—
Prepaid expenses and other current assets	13,761	15,001
Total current assets	364,077	401,638
Long-term investments	11,271	12,156
Property and equipment, net	68,217	58,896
Operating lease right-of-use assets	26,058	22,902
Deferred income taxes	2,900	2,061
Intangibles, net	110,620	106,268
Goodwill	335,888	314,205
Other assets	6,276	10,440
Total assets	$925,307	$928,566
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$21,443	$24,841
Wages and related accruals	21,697	28,068
Customer advances	10,322	7,183
Current portion of long-term debt	10,000	10,000
Current operating lease liabilities	6,440	6,154
Income taxes payable	214	861
Other current liabilities	31,313	19,078
Total current liabilities	101,429	96,185
Long-term debt, net of current portion	182,769	187,512
Non-current operating lease liabilities	21,665	19,103
Other non-current liabilities	10,302	10,141
Liability for uncertain tax positions	3,518	3,518
Deferred income taxes	5,390	—
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value:
Authorized shares—10,000,000; none issued or outstanding at October 30, 2021 and April 30, 2021	—	—
Common stock, $0.0001 par value:
Authorized shares—100,000,000
Issued and outstanding shares—24,805,829 shares at October 30, 2021 and 24,777,295 shares at April 30, 2021	2	2
Additional paid-in capital	261,612	260,327
Accumulated other comprehensive (loss) income	(1,677)	343
Retained earnings	339,965	351,421
Total AeroVironment, Inc. stockholders’ equity	599,902	612,093
Noncontrolling interest	332	14
Total equity	600,234	612,107
Total liabilities and stockholders’ equity	$925,307	$928,566

AeroVironment, Inc.

Consolidated Statements of Cash Flows (Unaudited)

(In thousands)

	Six Months Ended
	October 30,	October 31,
	2021	2020
Operating activities
Net (loss) income	$(11,362)	$12,115
Adjustments to reconcile net (loss) income to cash (used in) provided by operating activities:
Depreciation and amortization	30,019	5,693
(Income) losses from equity method investments, net	(520)	10,810
Amortization of debt issuance costs	258	—
Realized gain from sale of available-for-sale investments	—	(11)
Provision for doubtful accounts	(35)	(156)
Other non-cash expense (income)	157	(473)
Non-cash lease expense	3,358	2,393
Loss on foreign currency transactions	30	2
Deferred income taxes	(840)	(621)
Stock-based compensation	2,342	3,509
Loss on disposal of property and equipment	3,036	2
Amortization of debt securities	113	(12)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	37,134	43,115
Unbilled receivables and retentions	(46,619)	5,264
Inventories	(10,075)	(6,244)
Income taxes receivable	(10,667)	—
Prepaid expenses and other assets	272	(1,029)
Accounts payable	(3,587)	(5,028)
Other liabilities	3,642	(10,736)
Net cash (used in) provided by operating activities	(3,344)	58,593
Investing activities
Acquisition of property and equipment	(13,147)	(6,052)
Equity method investments	(6,245)	(1,173)
Business acquisitions, net of cash acquired	(46,150)	—
Redemptions of available-for-sale investments	30,531	92,226
Purchases of available-for-sale investments	—	(116,945)
Other	224	—
Net cash used in investing activities	(34,787)	(31,944)
Financing activities
Principal payment of loan	(5,000)	—
Holdback and retention payments for business acquisition	(5,991)	—
Tax withholding payment related to net settlement of equity awards	(1,176)	(1,778)
Exercise of stock options	119	86
Other	(16)	—
Net cash used in financing activities	(12,064)	(1,692)
Effects of currency translation on cash and cash equivalents	(275)	—
Net (decrease) increase in cash, cash equivalents, and restricted cash	(50,470)	24,957
Cash, cash equivalents and restricted cash at beginning of period	157,063	255,142
Cash, cash equivalents and restricted cash at end of period	$106,593	$280,099
Supplemental disclosures of cash flow information
Cash paid, net during the period for:
Income taxes	$1,923	$2,364
Interest	$2,283	$—
Non-cash activities
Unrealized loss on available-for-sale investments, net of deferred tax benefit of $0 and $1 for the six months ended October 30, 2021 and October 31, 2020, respectively	$3	$61
Change in foreign currency translation adjustments	$(2,017)	$75
Issuances of inventory to property and equipment, ISR in-service assets	$12,472	$—
Acquisitions of property and equipment included in accounts payable	$415	$818

AeroVironment, Inc.

Reportable Segment Results (Unaudited)

(In thousands)

	Three Months Ended October 30, 2021
	Small UAS	TMS	MUAS	All other	Total
Revenue	$54,714	$18,418	$26,525	$22,351	$122,008
Gross margin	27,754	6,222	2,223	6,256	42,455

Income (loss) from operations	13,377	47	(7,000)	(3,085)	3,339
Acquisition-related expenses	297	163	108	280	848
Amortization of acquired intangible assets and other purchase accounting adjustments	707	-	6,358	3,257	10,322
Adjusted income (loss) from operations	$14,381	$210	$(534)	$452	$14,509

	Three Months Ended October 31, 2020
	Small UAS	TMS	MUAS	All other	Total
Revenue	$58,265	$18,961	$-	$15,439	$92,665
Gross margin	29,695	5,943	-	5,213	40,851

Income (loss) from operations	15,386	(995)	-	(493)	13,898
Acquisition-related expenses	171	94	58	91	414
Amortization of acquired intangible assets and other purchase accounting adjustments	715	-	-	-	715
Adjusted income (loss) from operations	$16,272	$(901)	$58	$(402)	$15,027

	Six Months Ended October 30, 2021
	Small UAS	TMS	MUAS	All other	Total
Revenue	$94,638	$37,594	$48,904	$41,881	$223,017
Gross margin	44,674	12,211	5,404	8,889	71,178

Income (loss) from operations	15,335	(416)	(13,381)	(10,312)	(8,774)
Acquisition-related expenses	721	414	1,492	1,475	4,102
Amortization of acquired intangible assets and other purchase accounting adjustments	1,414	-	11,549	6,483	19,446
Adjusted income (loss) from operations	$17,470	$(2)	$(340)	$(2,354)	$14,774

	Six Months Ended October 31, 2020
	Small UAS	TMS	MUAS	All other	Total
Revenue	$114,467	$28,495	$-	$37,153	$180,115
Gross margin	57,178	7,863	-	11,221	76,262

Income (loss) from operations	30,583	(5,140)	-	752	26,195
Acquisition-related expenses	171	94	58	91	414
Amortization of acquired intangible assets and other purchase accounting adjustments	1,376	-	-	-	1,376
Adjusted income (loss) from operations	$32,130	$(5,046)	$58	$843	$27,985

AeroVironment, Inc.

Reconciliation of non-GAAP Earnings per Diluted Share (Unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	October 30, 2021	October 31, 2020	October 30, 2021	October 31, 2020

Earnings (loss) per diluted share	$0.10	$0.09	$(0.47)	$0.50
Acquisition-related expenses	0.03	0.02	0.15	0.02
Amortization of acquired intangible assets and other purchase accounting adjustments	0.33	0.02	0.62	0.04
HAPSMobile Inc. JV impairment of investment in Loon LLC	—	0.35	—	0.35
Legal accrual related to our former EES business	0.32	—	0.32	—
Earnings per diluted share as adjusted (Non-GAAP)	$0.78	0.48	$0.62	$0.91

Reconciliation of Forecast Earnings per Diluted Share (Unaudited)

Fiscal year ending
April 30, 2022
Forecast loss per diluted share	$(0.47) - (0.33)
Acquisition-related expenses	0.16
Amortization of acquired intangible assets and other purchase accounting adjustments	1.22
Legal accrual related to our former EES business	0.32
Forecast earnings per diluted share as adjusted (Non-GAAP)	$1.23 - 1.37

Reconciliation of Fiscal Year 2021 Actual and 2022 Forecast Non-GAAP adjusted EBITDA (Unaudited)

	Fiscal year ending	Fiscal year ending
(in millions)	April 30, 2022	April 30, 2021
Net (loss) income	$(12) - (8)	$23
Interest expense, net	5	1
Benefit from income taxes	(12) - (9)	1
Depreciation and amortization	65	19
EBITDA (Non-GAAP)	46 - 53	44
HAPSMobile Inc. JV impairment of investment in Loon LLC	—	10
Equity method investment gain	(2)	—
Legal accrual related to our former EES business	10	9
Acquisition-related expenses	5 - 4	9
Adjusted EBITDA (Non-GAAP)	$59 - 65	$72

Statement Regarding Non-GAAP Measures

The non-GAAP measures set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies. Management believes that these measures provide useful information to investors by offering additional ways of viewing our results that, when reconciled to the corresponding GAAP measures, help our investors to understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers. In addition, management uses these non-GAAP measures to evaluate our operating and financial performance.

Non-GAAP Adjusted Operating Income

Adjusted operating income is defined as operating income before intangible amortization, amortization of non-cash purchase accounting adjustments, and acquisition related expenses.

Non-GAAP Earnings per Diluted Share

We exclude the acquisition-related expenses, amortization of acquisition-related intangible assets and one-time non-operating items because we believe this facilitates more consistent comparisons of operating results over time between our newly acquired and existing businesses, and with our peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible asset amortization will recur in future periods until such intangible assets have been fully amortized.

Adjusted EBITDA (Non-GAAP)

Adjusted EBITDA is defined as net income before interest income, interest expense, income tax expense (benefit) and depreciation and amortization including amortization of purchase accounting adjustments, adjusted for the impact of certain other items, including acquisition related expenses, equity method investment gains or losses, and one-time non-operating gains or losses. We present Adjusted EBITDA, which is not a recognized financial measure under U.S. GAAP, because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We believe this facilitates more consistent comparisons of operating results over time between our newly acquired and existing businesses, and with our peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation, intangible asset amortization will recur in future periods until such intangible assets have been fully amortized and that interest and income tax expenses will recur in future periods. In addition, Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

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CONTACT

Jonah Teeter-Balin

+1 (805) 520-8350 x4278

https://investor.avinc.com/contact-us